EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (SEC File no. 333-16591), the Registration Statement on Form S-8 (SEC File no. 33-69630), and the Registration Statement on Form S-8 (SEC File no. 33-60993) of our report dated November 30, 1999, relating to the consolidated financial statements and schedule of Logic Devices Incorporated appearing in the Company's Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

Meredith, Cardozo, Lanz & Chiu LLP hereby consent to the incorporation by reference in the registration statements referred to above of our report dated March 2, 1998.



 /s/ BDO Seidman, LLP                  /s/ Meredith, Cardozo, Lanz & Chiu LLP
------------------------              ----------------------------------------
BDO Seidman, LLP                      Meredith, Cardozo, Lanz & Chiu LLP


San Jose, California                  San Jose, California
December 30, 1999                     December 30, 1999










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